Exhibit 1.01
CONFLICT MINERALS REPORT
ARLO TECHNOLOGIES, INC.

In accordance with Rule 13p-1 under the Securities Exchange Act of 1934 for the Calendar Year Ended December 31, 2023

Introduction

Rule 13p-1 was adopted by the United States Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by Section 1502 of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on SEC registrants whose products contain Conflict Minerals necessary to the functionality or production of their products. Conflict Minerals are defined by Rule 13p-1 as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tungsten, tantalum, and gold (collectively, “3TG” or “Conflict Minerals”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Covered Countries (as defined below).

If, after conducting a reasonable country-of-origin inquiry, a registrant has reason to believe that any 3TG in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or adjoining countries (collectively, the “Covered Countries”), or if it is unable to determine the country of origin of the 3TG in its products, or that the 3TG in its products are entirely from recycled and scrap sources, then the issuer must conduct due diligence on the source and chain of custody of the 3TG. The registrant must annually submit a Form SD and Conflict Minerals Report (“CMR”) to the SEC that includes a description of those due diligence measures. Arlo Technologies, Inc. (“we” or “Arlo”) has determined that Conflict Minerals that may have originated from the Covered Countries are necessary to the functionality or production of some or all of its products the manufacturing of which was completed during the 2023 calendar year and, therefore, is required to perform due diligence and file this report. This report is Arlo's CMR for the reporting calendar year ended December 31, 2023.

This CMR is not audited, as Rule 13p-1 and current SEC guidance provide that if the registrant is not declaring products as “DRC Conflict Free,” the CMR is not subject to an independent private sector audit.

This CMR contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Although forward-looking statements in this report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include statements regarding Arlo’s intentions and expectations regarding further supplier engagement and escalation, steps to mitigate risk and improve due diligence, and future reporting. Any statements contained herein that are not statements of historical fact may also be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “could,” “may,” “will,” and similar expressions are intended to identify forward-looking statements. Factors that could cause or contribute to material differences in results and outcomes include without limitation: the risk that information reported to us by our suppliers from which we directly procure finished goods, components, materials and/or services for our products (direct suppliers), or industry information used by us, may be inaccurate or incomplete; the risk that smelters or refiners (processing facilities) may not participate in the Responsible Minerals Assurance Process (“RMAP”), which is a voluntary initiative in which independent third parties audit processing facilities’ procurement and processing activities and determine if the processing facilities maintain sufficient documentation to reasonably demonstrate conflict-free sourcing; as well as risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report on Form 10-Q for the period ended March 31, 2024, including those related to our customer concentration, our dependence on a limited number of third-party suppliers and our being subject to government regulations and policies. Readers are urged not to place undue reliance on forward-looking statements, which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report. Throughout this report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this report unless specifically identified as such.

Section 1 - Company Overview

Arlo is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security services that combine a globally scaled cloud platform, advanced monitoring and analytics capabilities, and award-winning app-controlled devices to create a personalized security ecosystem. Arlo’s deep expertise in cloud services, cutting-edge AI and computer vision analytics, wireless connectivity and intuitive user experience design delivers seamless, smart home security for Arlo users that is easy to set up and engage with every day. Our highly secure, cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection – all rooted in a commitment to safeguard privacy for our users and their personal data.

To date, we have launched subscription services such as Arlo Secure, Arlo Total Security, and Arlo Safe, and several categories of award-winning smart security devices, including smart Wi-Fi and LTE-enabled cameras, video doorbells, floodlight cameras and home security systems. In addition, Arlo’s broad compatibility allows the platform to seamlessly integrate with third-party internet-of-things (“IoT”) products and protocols, such as Amazon Alexa, Apple HomeKit, Apple TV, Google Assistant, IFTTT, Stringify and Samsung SmartThings. We plan to continue to introduce new smart security devices to the Arlo platform both in cameras and other categories, increase the number of registered accounts on our platform, keep them highly engaged through our mobile app and generate incremental recurring revenue by offering them paid subscription services.

Arlo’s internet address is www.arlo.com. This CMR will be posted on Arlo’s website with other SEC filings under https://investor.arlo.com/financials-and-filings/sec-filings/default.aspx as soon as reasonably practicable after it is electronically filed with the SEC.

1.1 Arlo Products

All of our hardware products fall within the scope of Rule 13p-1 as they contain one or more Conflict Minerals. The following product line descriptions provide additional details:

• Smart security devices – wired and wire-free smart Wi-Fi and LTE-enabled cameras, video doorbells, floodlight cameras, and home security system

• Arlo accessories – charging accessories and Arlo mounts

We conducted an analysis of Arlo products and found that small quantities of 3TG, necessary to the hardware products’ functionality or production, are found in all Arlo hardware products.

1.2 Conflict Minerals Report

This CMR relates to all of our hardware products in the product categories listed under section 1.1 the manufacture of which was completed during 2023. We have been unable to conclusively determine countries of origin of the 3TG those products contain, or to conclusively determine the extent to which the 3TG came from recycled or scrap sources; the facilities used to process them; or their mine or location of origin. All of our Tier 1 suppliers declared that the scope of their Conflict Minerals Reporting Template (“CMRT”) was at the level of products shipped to us.

This report describes our Reasonable Country of Origin Inquiry (“RCOI”) efforts, the due diligence measures we took on the 3TG source and chain of custody, the results of our due diligence efforts, expected risk assessment and mitigation steps.

1.3 Conflict Minerals Policy

Arlo has published its conflict minerals policy on its webpage located at:
https://www.arlo.com/images/pdf/Arlo-Conflict-Minerals-Sourcing-Policy.pdf

Section 2 - Reasonable Country of Origin Inquiry (“RCOI”)

To determine whether the necessary 3TG in our products originated in any of the Covered Countries, we first needed to determine the scope of our Conflict Minerals program. As explained above, Arlo has determined that its hardware products contain one or more Conflict Minerals and, therefore, we determined to solicit information on the sourcing of 3TG. This year, to improve efficiency and eliminate redundancies, we have streamlined our process by surveying only the four direct suppliers with which we contract to supply products or components for our hardware products. We refer to these direct suppliers as “Tier 1” suppliers. We relied on these Tier 1 suppliers, all original design manufacturers, for their survey information regarding indirect suppliers in our supply chain.

We excluded suppliers of plastics, software, packaging, as well as other suppliers that were not used for production orders completed in reporting year 2023.

Arlo utilized the CMRT version 6.31 to conduct a survey of all four in-scope Tier 1 suppliers. The CMRT is a free, standardized reporting template developed by the RMI that is widely considered the industry standard in conflict minerals data collection. During the supplier survey process, we contacted all Tier 1 suppliers and required that they complete a valid CMRT and provide it to Arlo for assessment. Tier 1 suppliers were contacted through emails and/or conference calls for follow-up on their CMRT submissions or for clarifying any questions that the Arlo Conflict Minerals Program team or Arlo’s third-party service provider may have had. Arlo’s Conflict Minerals Program team was also in charge of all the communication with Tier 1 suppliers.

We received completed CMRTs from all in-scope Tier 1 suppliers. Once all CMRTs were collected, they were evaluated using automated data validation. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on the suppliers’ answers to questions 1 through 6 of the CMRT.

All submitted forms were accepted and classified as valid or invalid so that data is still retained. As of March 9, 2024, there were no supplier submissions that the automated data validation system had determined to be invalid that had not been corrected.

Based on the RCOI, we had reason to believe that some of the 3TG used in the products may have originated from the Covered Countries. Therefore, in accordance with the Rule, we performed due diligence on the source and chain of custody of the 3TG used in the manufacture of Arlo products.

Section 3 - Conflict Minerals Due Diligence Program Design

Arlo’s conflict minerals due diligence program is designed to conform in all material aspects with the framework recommended by the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including supplements, also known as the OECD Guidance, as it relates to Arlo’s supply chain position as a “downstream” or finished product manufacturer and purchaser.

Summarized below are the components of Arlo’s program, some of which are performed by Arlo’s third-party service provider, as they relate to the five-step framework set forth in the OECD Guidance:

3.1 Establish strong company management systems

•Adopted and publicly communicated a Conflict Minerals company policy which is posted on the Arlo website at https://www.arlo.com/images/pdf/Arlo-Conflict-Minerals-Sourcing-Policy.pdf
•Required that our suppliers and contract manufacturers implement the Responsible Business Alliance’s (“RBA”) Code of Conduct, which includes an obligation to conduct due diligence regarding Conflict Minerals.
•Assembled our internal Conflict Minerals Program team, led by our Quality & Compliance team and supported by a cross-functional team consisting of representatives from Operations, Supply Chain, Legal, Finance and Internal Audit functions.
•Established a system of control through the use of our Supplier Code of Conduct and transparency over Arlo’s Conflict Minerals supply chain by engaging Tier 1 suppliers and requesting relevant information through the use of a third-party service provider, which utilized due diligence tools created by the RMI, including the CMRT.
•Provided updates on our Conflict Minerals due diligence progress and status to Arlo’s Chief Financial Officer.
•Educated and trained those personnel responsible to work on Arlo’s Conflict Minerals Program.
•Established a grievance mechanism to allow employees, suppliers, and others to report suspected non-compliance with the applicable legal requirement and/or suspected non-compliance with Arlo’s Code of Ethics and Supplier Code of Conduct. These policies are publicly available at https://www.arlo.com/en-us/about/corporate-social-responsibility/ethics/
•Internal audit reviewed our internal Conflict Minerals risk assessment and due diligence processes against Arlo’s documented procedure.
•Identified business records relating to Conflict Minerals due diligence, including records of due diligence processes, findings and resulting decisions, that will be retained in accordance with our records retention policies.

3.2 Identify and manage risk in the supply chain

•Identified relevant Tier 1 suppliers that supplied products containing 3TG.
•Requested such Tier 1 suppliers to provide information regarding smelters or refiners in our supply chain by using the CMRT.
•Reviewed Tier 1 supplier responses for completeness and accuracy.
•Risks were identified by analyzing Tier 1 supplier data regarding mineral processing facilities (smelters or refiners) identified on their CMRT declarations.
•Compared information in Tier 1 supplier responses with the list of 3TG processing facilities that received a “conflict-free” designation, produced by the RMAP.
•Each facility that meets the RMI definition of a smelter or refiner of a Conflict Mineral is assessed according to red flag indicators defined in the OECD Guidance. To determine the level of risk that each smelter posed to the supply chain, we assessed the following criteria: geographic proximity to the Covered Countries, known mineral source country of origin, RMAP audit status, credible evidence of unethical or conflict sourcing, and peer assessments conducted by credible third-party sources.
•Provided Tier 1 suppliers with feedback on responses containing errors, inconsistencies or incomplete information and encouraged them to resubmit a valid response.
•Requested Tier 1 suppliers to remove specific smelters or refiners from their supply chain that we deemed to be high-risk.
•Evaluated Tier 1 suppliers on the strength of their internal Conflict Minerals programs as reflected in their CMRTs. When Tier 1 suppliers met or exceeded the below criteria (that is, responded “yes” to all four questions listed below), they were deemed to have a strong program. When they responded “No” to any one or more of the questions, they were deemed to have a weak program. The criteria used to evaluate the strength of their programs are based on these four questions in the CMRT:
◦Have you established a conflict minerals sourcing policy?
◦Have you implemented due diligence measures for conflict-free sourcing?
◦Do you review due diligence information received from your suppliers against your company’s expectations?
◦Does your review process include corrective action management?

3.3 Design and implement a strategy to respond to risk

•Conducted regular Conflict Minerals Program team meetings to review, among other things, Arlo’s Conflict Minerals program, any potential or actual risks identified during due diligence, and the status of supplier responses.
•Identified high-risk smelters and refiners in Arlo’s supply chain by using the smelter and refiner database from the RMI that includes information on each smelter’s and refiner’s chain of custody of minerals.
•Based the smelter and refiner risk calculation on the following criteria:
◦Geographic proximity to the Covered Countries;
◦RMAP audit status; and
◦Credible evidence of unethical or conflict sourcing.
•Maintained an escalation plan in the event that we have to address non-responsive suppliers and/or to contact suppliers that provided incomplete or inaccurate supply chain information.
•Conducted Conflict Minerals Program due diligence process survey of Arlo’s Tier 1 suppliers that accounted for about 99% of Arlo’s hardware products purchase in reporting year.

3.4 Audit of smelter/refiner’s due diligence practices

•Relied on the RMAP to coordinate third-party audits of smelters and refiners to validate the sourcing practices of such facilities in our supply chain.

3.5 Report annually on supply chain due diligence

•Publicly communicated Conflict Minerals Policy on Arlo’s website at:
https://www.arlo.com/images/pdf/Arlo-Conflict-Minerals-Sourcing-Policy.pdf
•Will file our Form SD for the reporting period from January 1, 2023 to December 31, 2023, including this Conflict Minerals Report, with the SEC and make it available on the Investor Relations pages of our website at https://investor.arlo.com/financials-and-filings/sec-filings/default.aspx
•Reported supply chain smelter information in this Conflict Minerals Report.

The content of any website referred to in this report is included for general information only and is not incorporated by reference in this report.

Section 4 - Due Diligence Results

Arlo does not have direct contractual relationships with smelters and refiners; therefore, we relied on our Tier 1 suppliers and the entire supply chain to gather and provide specific information on 3TG used in Arlo products.

4.1 Survey Results

In 2023, Arlo conducted supply chain surveys, using the CMRT, of Tier 1 suppliers that we identified that contribute necessary 3TG in our products. The results of our supply chain survey of all Tier 1 suppliers and conclusion of our RCOI are as follows:

•100% of Arlo-surveyed suppliers provided responses using an accepted version of the CMRT.
•None of the four CMRTs collected have been deemed invalid against criteria defined by Arlo.
•The surveyed Tier 1 suppliers identified 220 legitimate smelters and refiner facilities that may process the necessary 3TG contained in the products manufactured.
•Of these 220 legitimate smelters and refiners, 218 were validated as conflict-free by RMAP, based on information provided by the RMI through RMAP.
•Two of these 220 legitimate smelters and refiners may have used 3TG that originated in the Covered Countries and are not validated as conflict-free by RMAP and are not solely from recycled or scrap sources. We have been advised that the two identified smelters and refiners will be phased out of the supply chain by our Tier1 supplier.

Attached as Table A is a list of all smelters and refiners identified by our Tier 1 suppliers in their CMRTs that appear on the list of legitimate smelters and refiners maintained by the RMI.

A list of potential countries of origin, identified by our Tier 1 suppliers, from which the reported smelters and refiners collectively sourced 3TG is provided in Table B.

Section 5 - Risk Mitigation and Due Diligence Improvement Plan

5.1 Inherent limitation on due diligence measures

Because of our business model, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals in the products we contract to have manufactured. Given our place in the supply chain, we have no direct relationships with smelters or refiners and therefore possess no independent means of determining the source and origin of Conflict Mineral ores processed by smelters or refiners. Our due diligence processes are based on the necessity of seeking data from our suppliers and component manufacturers, and we depend on those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. The information provided by suppliers may be inaccurate or incomplete or subject to other irregularities. Because of our relative location within the supply chain in relation to the actual extraction, transport, smelting, and refinement of 3TG, our ability to verify the accuracy of information reported by suppliers is limited. We also rely, to a large extent, on information collected and provided by independent third-party audit programs.

5.2 Steps to be taken to mitigate risk and improve due diligence process

We intend to take the following steps to improve the due diligence conducted and to further mitigate any risk that the necessary Conflict Minerals in our products could benefit armed groups in the Covered Countries:

•Increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program.
•Encourage our Tier 1 suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such Tier 1 suppliers and follow up with Tier 1 suppliers that appear to have gaps in their internal processes for conflict minerals.
•Engage with our Tier 1 suppliers more closely and provide Tier 1 suppliers with more information and training resources regarding responsible sourcing of 3TG.
•Request Tier 1 suppliers to remove specific smelters or refiners from their supply chain that we deem to be high-risk.
•Engage any Tier 1 suppliers that we have reason to believe are supplying Arlo with 3TG from sources that may be considered red flag sources and encourage them to establish alternative sources of 3TG.
•Encourage our Tier 1 suppliers to take these same steps with regard to their suppliers in our supply chain.
•Engage Tier 1 suppliers to encourage smelters or refiners in our supply chain, not yet certified/identified by the RMAP or an equivalent independent third-party audit, to undergo smelter audits and verify compliance.

Table A

Smelter & Refiners Reported to be in Supply Chain of Arlo

Below is a list of smelters and refiners identified by our Tier 1 suppliers as smelters and refiners used in processing of necessary 3TG contained in Arlo products, the manufacture of which was completed during calendar year 2023:

Metal	Smelter or Refiner Facility Name	Location of Facility
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Advanced Chemical Company	United States Of America
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States Of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States Of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan

Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Materion	United States Of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States Of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic Of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAFINA A.S.	Czechia
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic Of
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States Of America
Gold	Valcambi S.A.	Switzerland
Gold	WEEEREFINING	France

Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States Of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States Of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States Of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States Of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States Of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States Of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia

Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	DS Myanmar	Myanmar
Tin	EM Vinto	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States Of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province Of China
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States Of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States Of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States Of America
Tungsten	Kennametal Huntsville	United States Of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Niagara Refining LLC	United States Of America
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

Table B

Countries of Origin

Our Tier 1 suppliers have identified the following countries of origin for the Conflict Minerals used in our products:

•Level 1 countries (not identified as conflict regions or plausible areas of smuggling or export from the Covered Countries): Albania, Andorra, Argentina, Armenia, Australia, Austria, Azerbaijan, Belarus, Belgium, Benin, Bolivia (Plurinational State of), Botswana, Brazil, Bulgaria, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Cyprus, Djibouti, Dominican Republic, Ecuador, Egypt, El Salvador, Estonia, Ethiopia, Fiji, Finland, France, Georgia, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Korea, Kyrgyzstan, Liberia, Liechtenstein, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Oman, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation(1), Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, South Africa, Spain, Sudan, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Thailand, Togo, Turkey, United Arab Emirates, United Kingdom, United States of America, Uruguay, Uzbekistan, Vietnam

•Level 2 countries (known or plausible countries for smuggling, export out of region or transit of materials containing tantalum, tin, tungsten or gold): Eritrea, Myanmar

•Level 3 countries (the Covered Countries): Angola, Burundi, Central African Republic, Republic of the Congo, Democratic Republic of Congo, Rwanda, Tanzania, Uganda, Zambia

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(1)    We are not in privity of contract with any verifiable smelter or refiner, nor do we have control over the origin or the sourcing of any Conflict Minerals processed by any smelter or refiner. We do not source any conflict minerals directly from smelters or refiners in Russia.